UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021

OXFORD LANE CAPITAL CORP.

(Exact name of Registrant as specified in its charter)

Maryland	001-35041	27-2859071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 983-5275

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OXLC	The Nasdaq Global Select Market
7.50% Series 2023 Term Preferred Shares	OXLCO	The Nasdaq Global Select Market
6.75% Series 2024 Term Preferred Shares	OXLCM	The Nasdaq Global Select Market
6.25% Series 2027 Term Preferred Shares	OXLCP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 16, 2021, in connection with a previously announced public offering (the “Offering”), Oxford Lane Capital Corp. (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), entered into a supplemental indenture (the “First Supplemental Indenture”) between the Company and the Trustee, which supplements a base indenture also entered into on March 16, 2021 between the Company and the Trustee (the “Base Indenture,” and, together with the First Supplemental Indenture, the “Indenture”). The First Supplemental Indenture relates to the Company’s issuance of $87.0 million aggregate principal amount of its 6.75% Notes due 2031 (the “Notes”). The representative of the underwriters in the Offering may exercise an option to purchase up to an additional $13,000,000 aggregate principal amount of Notes within 30 days of March 9, 2021.

The Notes are expected to be listed on the NASDAQ Global Select Market and to trade thereon beginning on March 18, 2021 under the trading symbol “OXLCL”.

The Company expects to use the net proceeds of the Offering to acquire investments in accordance with its investment objective and strategies, general working capital purposes, and to redeem its outstanding Series 2023 Term Preferred Shares (the “2023 Preferred Shares”). As of December 31, 2020, the Company had approximately $57.0 million in aggregate principal value outstanding of its Series 2023 Term Preferred Shares.

The Notes will mature on March 31, 2031. The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the Notes is 6.75% per year and will be paid every March 31, June 30, September 30 and December 31, beginning June 30, 2021, and the regular record dates for interest payments will be every March 15, June 15, September 15 and December 15, beginning June 15, 2021. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment. The initial interest period will be the period from and including March 16, 2021, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

The Company is issuing the Notes in denominations of $25 and integral multiples of $25 in excess thereof. The Notes will not be subject to any sinking fund and holders of the Notes will not have the option to have the Notes repaid prior to the stated maturity date.

The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after March 16, 2024 upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption. Any exercise of the Company’s option to redeem the Notes will be done in compliance with the 1940 Act.

If the Company redeems only some of the Notes, the trustee or, with respect to global securities, DTC, will determine the method for selection of the particular Notes to be redeemed, in accordance with the Indenture and the 1940 Act and in accordance with the rules of any national securities exchange or quotation system on which the Notes are listed. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

The Company has the ability to issue Indenture securities with terms different from those of Indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of Indenture securities and issue additional Indenture securities of that series unless the reopening was restricted when that series was created.

The Indenture contains certain covenants, including a covenant requiring the Company to comply with Section 18(a)(1)(A) of the Investment Company Act of 1940, as amended, or any successor provision thereto, but giving effect in either case to any exemptive relief granted to the Company by the Securities and Exchange Commission (the “SEC”), and to provide certain financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, as made applicable to the Company by the 1940 Act, as amended. These covenants are subject to important limitations and exceptions that are set forth in the Indenture.

The Notes were offered and sold pursuant to the Company’s effective shelf registration statement on Form N-2 (File No. 333- 236574) previously filed with the SEC, as supplemented by a preliminary prospectus supplement dated March 9, 2021, a final prospectus supplement dated March 9, 2021 and the pricing term sheet filed with the SEC on March 10, 2021. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The transaction closed on March 16, 2021.

The description above is only a summary of the material provisions of the Indenture and the Notes and is qualified in its entirety by reference to copies of the Indenture and the Notes, respectively, each filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On March 16, 2021, the Company caused a notice to be issued to the holders of all of its issued and outstanding 2023 Preferred Shares regarding the Company’s exercise of its option to redeem all of the issued and outstanding 2023 Preferred Shares. The Company will redeem 100% (or $57,034,875 aggregate principal amount) of the outstanding 2023 Preferred Shares on April 15, 2021 (the “Redemption Date”) from the holders of record on April 1, 2021. The redemption price for the 2023 Preferred Shares equals 100% of the $57,034,875 aggregate principal amount of the 2023 Preferred Shares being redeemed, plus accrued and unpaid dividends from April 1, 2021 accrued to, but excluding, the Redemption Date. The 2023 Preferred Shares will be delisted from the NASDAQ Global Select Market and the last day of trading thereon will be April 1, 2021. This Current Report on Form 8-K does not constitute notice of redemption of the 2023 Preferred Shares. A copy of the notice of redemption is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Base Indenture, dated as of March 16, 2021, by and between Oxford Lane Capital Corp. and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated as of March 16, 2021, relating to the 6.75% Notes due 2031, by and between Oxford Lane Capital Corp. and U.S. Bank National Association, as trustee.
4.3	Form of 6.75% Notes due 2031 (included in Exhibit 4.2 hereto).
5.1	Opinion of Eversheds Sutherland (US) LLP
23.1	Consent of Eversheds Sutherland (US) LLP (contained in the opinion filed as Exhibit 5.1 hereto)
99.1	Notice of Redemption of 2023 Preferred Shares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Oxford Lane Capital Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford Lane Capital Corp.

Date: March 16, 2021	By:	/s/ Bruce L. Rubin
Bruce L. Rubin
Chief Financial Officer, Corporate Secretary and Treasurer

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